As filed with the Securities and Exchange Commission on June 21, 2004

Registration No. 333-111289

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

salesforce.com, inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	94-3320693
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(415) 901-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc Benioff

Chairman and Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market, Suite 300

San Francisco, California 94105

(415) 901-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory M. Gallo, Esq. Peter M. Astiz, Esq. David A. Hubb, Esq. Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, CA 94303-2248 (650) 833-2000	David Schellhase, Esq. Vice President and General Counsel salesforce.com, inc. The Landmark @ One Market, Suite 300 San Francisco, CA 94105 (415) 901-7000	Gordon K. Davidson, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

3.1*	Eighth Amended and Restated Certificate of Incorporation of salesforce.com, inc.

3.2*	Form of Restated Certificate of Incorporation of salesforce.com, inc. to be filed upon the closing of the offering to which this Registration Statement relates.

3.3*	Bylaws of salesforce.com, inc.

3.4*	Form of Amended and Restated Bylaws of salesforce.com, inc., to be effective upon the closing of the offering to which this Registration Statement relates.

4.1*	Second Amended and Restated Rights Agreement dated as of November 28, 2000 and amendments thereto.

4.2*	Specimen Common Stock Certificate.

5.1	Opinion of Gray Cary Ware & Freidenrich LLP.

10.1 (b)*	Form of Indemnification Agreement between salesforce.com, inc and its officers and directors.

10.2 (b)*	1999 Stock Option Plan.

10.3 (b)*	2004 Equity Incentive Plan.

10.4 (b)*	2004 Employee Stock Purchase Plan.

10.5 (b)*	2004 Outside Directors Stock Plan.

10.6*	Office Lease dated as of June 23, 2000 between salesforce.com, inc. and TMG/One Market, L.P., and amendments thereto.

10.7*	Sublease Agreement dated as of August 5, 2003 between salesforce.com, inc. and Vignette Corporation.

10.8 (c)*	Web Hosting and Internet Access Service Agreement dated January 8, 2003 between salesforce.com, inc. and Qwest Communications Corporation, and amendments thereto.

10.9*	Form of warrant to purchase shares of Series C Preferred Stock.

10.10*	Form of warrant to purchase shares of Series D Preferred Stock.

10.11*	Resource Sharing Agreement dated as of March 3, 2003 between salesforce.com, inc. and salesforce.com/foundation.

10.12*	Joint Venture Agreement dated as of December 7, 2000 among salesforce.com, inc., SunBridge, Inc. and Kabushiki Kaisha salesforce.com.

10.13*	License Agreement dated as of January 19, 2001 by and between salesforce.com, inc. and Kabushiki Kaisha salesforce.com.

10.14*	Consulting Services Agreement dated as of January 19, 2001 by and between salesforce.com, inc. and Kabushiki Kaisha salesforce.com.

10.15 (b)*	Form of Offer Letter and schedule of omitted details thereto.

16.1*	Letter from PricewaterhouseCoopers.

21.1*	List of Subsidiaries.

23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (see page II-5 of the original filing of this Registration Statement).

*	Previously filed.

(a)	To be filed by amendment.

(b)	Denotes a management contract or compensatory plan or arrangement.

(c)	Confidential treatment has been granted for a portion of this exhibit.

(b)	Financial Statement Schedules

Schedules not listed above have been omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 21st day of June 2004.

salesforce.com, inc.

By:	/s/ MARC BENIOFF*
Marc Benioff
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARC BENIOFF* Marc Benioff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 21, 2004

/s/ STEVE CAKEBREAD* Steve Cakebread	Chief Financial Officer (Principal Financial & Accounting Officer)	June 21, 2004

/s/ ALAN HASSENFELD* Alan Hassenfeld	Director	June 21, 2004

/s/ CRAIG RAMSEY* Craig Ramsey	Director	June 21, 2004

/s/ SANFORD R. ROBERTSON* Sanford R. Robertson	Director	June 21, 2004

/s/ STRATTON SCLAVOS* Stratton Sclavos	Director	June 21, 2004

/s/ LARRY TOMLINSON* Larry Tomlinson	Director	June 21, 2004

/s/ MAGDALENA YESIL* Magdalena Yesil	Director	June 21, 2004

*By:	/S/ DAVID SCHELLHASE
David Schellhase, Attorney-in-Fact June 21, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

3.1*	Eighth Amended and Restated Certificate of Incorporation of salesforce.com, inc.

3.2*	Form of Restated Certificate of Incorporation of salesforce.com, inc. to be filed upon the closing of the offering to which this Registration Statement relates.

3.3*	Bylaws of salesforce.com, inc.

3.4*	Form of Amended and Restated Bylaws of salesforce.com, inc., to be effective upon the closing of the offering to which this Registration Statement relates.

4.1*	Second Amended and Restated Rights Agreement dated as of November 28, 2000 and amendments thereto.

4.2*	Specimen Common Stock Certificate.

5.1	Opinion of Gray Cary Ware & Freidenrich LLP.

10.1 (b)*	Form of Indemnification Agreement between salesforce.com, inc and its officers and directors.

10.2 (b)*	1999 Stock Option Plan.

10.3 (b)*	2004 Equity Incentive Plan.

10.4 (b)*	2004 Employee Stock Purchase Plan.

10.5 (b)*	2004 Outside Directors Stock Plan.

10.6*	Office Lease dated as of June 23, 2000 between salesforce.com, inc. and TMG/One Market, L.P., and amendments thereto.

10.7*	Sublease Agreement dated as of August 5, 2003 between salesforce.com, inc. and Vignette Corporation.

10.8 (c)*	Web Hosting and Internet Access Service Agreement dated January 8, 2003 between salesforce.com, inc. and Qwest Communications Corporation, and amendments thereto.

10.9*	Warrant to purchase shares of Series C Preferred Stock.

10.10*	Warrant to purchase shares of Series D Preferred Stock.

10.11*	Resource Sharing Agreement dated as of March 3, 2003 between salesforce.com, inc. and salesforce.com/foundation.

10.12*	Joint Venture Agreement dated as of December 7, 2000 among salesforce.com, inc., SunBridge, Inc. and Kabushiki Kaisha salesforce.com.

10.13*	License Agreement dated as of January 19, 2001 by and between salesforce.com, inc. and Kabushiki Kaisha salesforce.com.

10.14*	Consulting Services Agreement dated as of January 19, 2001 by and between salesforce.com, inc. and Kabushiki Kaisha salesforce.com.

10.15 (b)*	Form of Offer Letter and schedule of omitted details thereto.

16.1*	Letter from PricewaterhouseCoopers.

21.1*	List of Subsidiaries.

23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (see page II-5 of the original filing of this Registration Statement).

*	Previously filed.
(a)	To be filed by amendment.
(b)	Denotes a management contract or compensatory plan or arrangement.
(c)	Confidential treatment has been granted for a portion of this exhibit.